UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): June 25, 2012

KIT DIGITAL, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc. (the “Company”)

June 25, 2012

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2012, the Board of Directors of the Company approved a new form of indemnification agreement (the “Indemnification Agreement”) for its directors and executive officers (each, an “Indemnitee”) and authorized the Company to enter into Indemnification Agreements with its directors and executive officers. On June 27, 2012, the Company entered into Indemnification Agreements with each of its then current directors. On June 28, 2012, the Company added two new independent directors to its Board. In connection with adding these two new directors, the Company adopted a revised indemnification agreement (the “Revised Agreement”) and the Board of Directors of the Company authorized the Company to enter into a Revised Agreement with each of the new directors and also amend the Indemnification Agreements of Messrs. Bar-Cohen, Mullin and Walker to conform the terms of their Indemnification Agreements so that they are identical to the terms of the Revised Agreements.

Under the Revised Agreements, and subject to the terms and conditions set forth therein, each Indemnitee is entitled to be indemnified against all expenses, liability and loss incurred by such Indemnitee in connection with any claims, proceedings or other actions brought against the Indemnitee as a result of such Indemnitee’s service to the Company or the Indemnitee’s status as a director or officer of the Company, to the fullest extent permitted by law, other than in connection with proceedings initiated by the Indemnitee against the Company or any of its directors or officers, unless the Company has consented to the initiation of such proceeding or joined in such proceeding. Both the Indemnification Agreements and the Revised Agreements provide for the advancement of legal fees and expenses in connection with legal proceedings (subject to the terms and condition set forth therein) and certain procedures for determining whether a director or officer is entitled to indemnification. This description of the Indemnification Agreement and the description of the Revised Agreements is qualified by reference to the form of each such document, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and each of which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2012, the Board of Directors of the Company approved and adopted an amendment (the “Bylaw Amendment”) to Article IX (Indemnification) of the Company’s Bylaws (“Article IX”). Among other things, the amended Article IX: (i) provides mandatory indemnification and advancement of expenses to persons serving as officers or directors of the Company after June 25, 2012, and individuals serving, after June 25, 2012, as directors, officers, employees or agents of another company or of a partnership, joint venture, trust or other enterprise at the request of the Company, to the extent permitted by law; (ii) provides for discretionary indemnification and advancement of expenses for other employees and agents, to the extent permitted by law; and (iii) provides that a person shall not be indemnified by the Company with respect to a proceeding commenced by such person unless commencement of the proceeding was authorized in the specific case by the Board or is brought to enforce such person’s indemnification rights. Other than the amendment to Article IX, no other changes were made to the Company’s Bylaws.

The Bylaw Amendment provided that nothing in such Bylaw Amendment was intended to limit any party’s right to indemnification as such right may have existed prior to the adoption of the Bylaw Amendment. On June 28, 2012, the Company adopted a further revision to Article IX (the “Additional Amendment”) to clarify that this intention not to limit previous rights to indemnification only applied in relation to any act, omission or occurrence that preceded June 25, 2012.

The above summary of the Bylaw Amendment and the Additional Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of both such amendments, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
3.1	Amendment to Article IX of Bylaws
3.2	Amendment to Revised Article IX
10.1	Form of Indemnification Agreement
10.2	Revised Form of Indemnification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: June 29, 2012	By:	/s/Barak Bar-Cohen
Barak Bar-Cohen
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
3.1	Amendment to Article IX of Bylaws
3.2	Amendment to Revised Article IX
10.1	Form of Indemnification Agreement
10.2	Revised Form of Indemnification Agreement

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